Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS
THIRD QUARTER 2009 OPERATING RESULTS

▪	Q-3 Earnings per Share of $0.36 Compared to ($.86) in 2008

▪	Q-3 Adjusted EBITDA of $33.2 Million Compared to $7.1 Million in 2008

▪	Cash Costs in CAPP Decline by $1.82 Per Ton Compared with Q-2 Despite Lower Production Levels

▪	Cash Margin in CAPP of $22.73 Per Ton Compared with $5.43 in Q-3 2008

▪	New Contracts for CAPP at an Average of $73.16 Per Ton and Midwest at an Average of $44.57

▪	Temporary Amendment to Shareholder Rights Plan to Preserve Substantial NOL Tax Assets

RICHMOND, VA., November 3, 2009 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced that it had net income of $9.8 million or $0.36 per fully diluted share for the third quarter of 2009 and net income of $54.2 million or $1.97 per fully diluted share for the nine months ended September 30, 2009.  This is compared to a net loss of $21.7 million or $0.86 per fully diluted share for the third quarter of 2008 and a net loss of $62.4 million or $2.62 per fully diluted share for the nine months ended September 30, 2008.

Peter T. Socha, Chairman and Chief Executive Officer commented: “This was a relatively quiet quarter at James River Coal Company.  We are continuing to post very strong financial results for our shareholders.  In the operations area, we have continued to invest in both people and equipment in preparation for the next strong coal market.  In the sales area, we have continued to maintain very close relationships with our domestic utility customers and international market participants.  In the financial area, we have continued to strengthen our balance sheet through paying down a substantial amount of debt and starting to accumulate a cash balance.  In summary, we are pleased with our results today, but we are also very busy planning and taking actions that will lead to an even better tomorrow.”

FINANCIAL RESULTS

The following tables show selected operating results for the quarter ended September 30, 2009 compared to the quarter ended September 30, 2008 (in 000’s except per ton amounts).

Total Results	Three Months Ended September 30,		Nine Months Ended September 30,
	2009		2008
	Total	Total	Total	Total

Company and contractor production (tons)	2,390	2,731	7,743	8,379
Coal purchased from other sources (tons)	17	30	79	227
Total coal available to ship (tons)	2,407	2,761	7,822	8,606

Coal shipments (tons)	2,439	2,777	7,477	8,591
Coal sales revenue	$168,320	$151,842	$532,090	$427,733
Cost of coal sold	128,361	138,873	388,789	393,470
Depreciation, depletion, & amortization	15,572	17,158	45,967	52,000
Gross profit (loss)	24,387	(4,189)	97,334	(17,737)
Selling, general & administrative	10,266	9,057	30,112	25,123

Adjusted EBITDA (1)	$33,169	$7,099	$123,399	$17,774

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.  Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended September 30,
	2009		2008

	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	1,606	784	1,892	839
Coal purchased from other sources (tons)	17	-	30	-
Total coal available to ship (tons)	1,623	784	1,922	839

Coal shipments (tons)	1,647	792	1,932	845
Coal sales revenue	$141,371	26,949	$123,691	28,151
Average sales price per ton	85.84	34.03	64.02	33.31

Cost of coal sold	$103,946	24,415	$113,187	25,686
Cost of coal sold per ton	63.11	30.83	58.59	30.40

Segment Results	Nine Months Ended June 30,
	2009		2008

	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	5,324	2,419	6,063	2,316
Coal purchased from other sources (tons)	79	-	227	-
Total coal available to ship (tons)	5,403	2,419	6,290	2,316

Coal shipments (tons)	5,092	2,385	6,290	2,301
Coal sales revenue	$453,859	78,231	$353,388	74,345
Average sales price per ton	89.13	32.80	56.18	32.31

Cost of coal sold	$319,382	69,407	$322,549	70,921
Cost of coal sold per ton	62.72	29.10	51.28	30.82

Cost Bridge	Q-2 2009 vs. Q-3 2009
	CAPP	Midwest

Beginning cash costs (Q-2 2009)	$64.93	29.49
Labor and benefits	(1.49)	0.23
Plant repairs	-	0.42
Other	(0.33)	0.69
Ending cash costs (Q-3 2009)	$63.11	30.83

C.K. Lane, Senior Vice President and Chief Operating Officer commented: “We continue to be very pleased with our safety results.  Our NFDL (Non-Fatal Days Lost) rate has been reduced 36% from the comparable period in 2008, which is well below the national average.  Our Central Appalachia operations continued to perform well.  We reduced our costs by $1.82 per ton compared to the second quarter while decreasing production by 81,000 tons to better manage inventories.  We are continuing to make minor adjustments to our production schedules to match our contract portfolio and the needs of our customers.  Beyond normal mine and train operations issues, we have not had to delay or defer any utility shipments this year.  Our Illinois Basin operations had another strong quarter.  Surface production was reduced from the second quarter to match shipping schedules for our customers.”

LIQUIDITY AND CASH FLOW

As of September 30, 2009, the Company had available liquidity of $42.6 million calculated as follows (in millions):

Cash and Cash Equivalents	$7.6
Availability under the Revolver	35.0
Drawn under the Revolver	-

Available Liquidity	$42.6

The Company was in compliance with all of the covenants in its senior secured credit facilities as of September 30, 2009.

For the three months ended September 30, 2009 capital expenditures were $18.3 million.

Mr. Socha commented: “Our liquidity position and the strength of our balance sheet continues to improve dramatically.  In addition to beginning to accumulate a cash balance, we have paid down our revolver by $18 million and we have reduced our trade accounts payable by approximately $5 million this year.”

SALES POSITION AND MARKET COMMENTS

As of October 31, 2009, we had the following agreements to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2010 Priced
	As of July 31, 2009		As of October 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	4,782	$100.60	5,171	$98.49	389	$72.62
Midwest (1)	2,642	$41.47	2,642	$41.47	-	$-

	2011 Priced
	As of July 31, 2009		As of October 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	2,350	$122.51	2,389	$121.80	39	$78.57
Midwest (1)	375	$45.47	1,375	$44.66	1,000	$44.36

	2012 Priced
	As of July 31, 2009		As of October 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	350	$108.31	350	$108.31	-	$-
Midwest (1)	-	$-	500	$45.00	500	$45.00

(1) The prices for the Midwest in 2010 are minimum base price amounts adjusted for projected fuel escalators.

Mr. Socha added: “We were very pleased to reach agreement for future deliveries from both our CAPP and our Midwest operations this quarter.  In particular, we are beginning to see increased activity for industrial coal and flex coal that is capable of moving from the utility market to the metallurgical market.  As widely reported, the market for domestic utility steam coal continues to be very soft. This is a result of high inventories and lower demand from electric utilities.  While we can see a number of items that should improve the overall domestic coal market in the future, it is still very early.  We continue to look for the coal market in Europe to improve in the first half of 2010 and the market in the United States to improve in late 2010 or early 2011.  Our customer relationships and our contract portfolio allow us to be patient with our contracting activities.”

MODIFICATION TO SHAREHOLDER RIGHTS PLAN

The Company also announced today that its Board of Directors has amended its Rights Agreement dated May 25, 2004, as amended, in order to preserve the Company’s ability to utilize substantial net operating loss (NOL) carryforwards to offset future taxable income under the Internal Revenue Code. The amendment will be effective on November 3, 2009.

As of December 31, 2008, the Company had regular federal NOL carryforwards of approximately $240 million and federal alternative minimum tax (AMT) NOL carryforwards of approximately $150 million.

The Company’s ability to use these tax attributes would be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code and IRS rules.  In general, an “ownership change” would be deemed to occur if there is a cumulative change of more than 50% over a rolling three year period by shareholders owning more than 5% of the total outstanding shares.

Previously under the Rights Agreement, a triggering event occurred with the acquisition of beneficial ownership of 20% of the stock of the Company.  Pursuant to the amendment approved by the Board, this threshold has been lowered to 4.9%.

The amendment exempts shareholders whose ownership exceeds 4.9 % at the effective date of the amendment so long as they do not acquire more than an additional 0.5% of the stock of the Company without the advance approval of the Company’s board.

The lower threshold of 4.9 % will expire on December 5, 2010, at which time the threshold will revert to the previous level.

The amendment to the Rights Agreement is similar to tax benefit preservation plans recently adopted by numerous other public companies with significant tax attributes.  The amendment is designed to protect shareholder value by safeguarding valuable tax attributes of the Company.

The amendment also expands the definition of beneficial ownership to capture all derivatives and synthetic equity positions within the definition of beneficial ownership for purposes of the Rights Agreement.

Additional information regarding the amendment will be contained in a Form 8-K and in an amendment to our Registration Statement on Form 8-A to be filed with the Securities and Exchange Commission.

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the second quarter earnings on November 3, 2009 at 11:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-397-0298, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 719-325-4834.  A replay of the conference call will be available on the Company’s website and also by telephone, at 888-203-1112 for domestic callers.  International callers, please dial 719-457-0820: pass code 7718234.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements, are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversity our operations; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2009	December 31, 2008
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$7,635	3,324
Receivables:
Trade	46,372	33,086
Other	211	475
Total receivables	46,583	33,561
Inventories:
Coal	28,379	6,847
Materials and supplies	11,279	9,581
Total inventories	39,658	16,428
Prepaid royalties	5,023	2,803
Other current assets	5,422	5,094
Total current assets	104,321	61,210
Property, plant, and equipment, at cost:
Land	7,239	6,693
Mineral rights	230,932	229,841
Buildings, machinery and equipment	353,560	320,982
Mine development costs	40,178	39,596
Total property, plant, and equipment	631,909	597,112
Less accumulated depreciation, depletion, and amortization	285,193	252,264
Property, plant and equipment, net	346,716	344,848
Goodwill	26,492	26,492
Other assets	30,255	30,996
Total assets	$507,784	463,546

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2009	December 31, 2008
Liabilities and Shareholders' Equity	(unaudited)

Current liabilities:
Current maturities of long-term debt	$-	18,000
Accounts payable	51,947	57,068
Accrued salaries, wages, and employee benefits	10,015	6,642
Workers' compensation benefits	9,300	9,300
Black lung benefits	1,539	1,539
Accrued taxes	5,729	4,457
Other current liabilities	16,497	19,165
Total current liabilities	95,027	116,171
Long-term debt, less current maturities	150,000	150,000
Other liabilities:
Noncurrent portion of workers' compensation benefits	48,707	46,477
Noncurrent portion of black lung benefits	30,330	29,029
Pension obligations	20,097	19,693
Asset retirement obligations	39,370	36,409
Other	586	529
Total other liabilities	139,090	132,137
Total liabilities	384,117	398,308

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares;
issued and outstanding 27,553,964 and 27,393,493 shares
as of September 30, 2009 and December 31, 2008, respectively	276	274
Paid-in-capital	275,431	272,366
Accumulated deficit	(133,555)	(187,712)
Accumulated other comprehensive loss	(18,485)	(19,690)
Total shareholders' equity	123,667	65,238

Total liabilities and shareholders' equity	$507,784	463,546

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30, 2009	September 30, 2008

Revenues	$168,320	151,842
Cost of sales:
Cost of coal sold	128,361	138,873
Depreciation, depletion and amortization	15,572	17,158
Total cost of sales	143,933	156,031
Gross profit (loss)	24,387	(4,189)
Selling, general and administrative expenses	10,266	9,057
Total operating income (loss)	14,121	(13,246)
Interest expense	3,923	4,625
Interest income	(5)	(55)
Charges associated with repayment and amendment of debt	-	4,223
Miscellaneous income, net	(43)	(327)
Total other expense, net	3,875	8,466
Income (loss) before income taxes	10,246	(21,712)
Income tax expense	438	-
Net income (loss)	$9,808	(21,712)
Earnings (loss) per common share
Basic earnings (loss) per common share	$0.36	(0.86)
Diluted earnings (loss) per common share	$0.36	(0.86)

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2009	September 30, 2008

Revenues	$532,090	427,733
Cost of sales:
Cost of coal sold	388,789	393,470
Depreciation, depletion and amortization	45,967	52,000
Total cost of sales	434,756	445,470
Gross profit (loss)	97,334	(17,737)
Selling, general and administrative expenses	30,112	25,123
Total operating income (loss)	67,222	(42,860)
Interest expense	11,790	13,700
Interest income	(55)	(317)
Charges associated with repayment and amendment of debt	-	7,236
Miscellaneous income, net	(187)	(1,073)
Total other expense, net	11,548	19,546
Income (loss) before income taxes	55,674	(62,406)
Income tax expense	1,517	-
Net income (loss)	$54,157	(62,406)
Earnings (loss) per common share
Basic earnings (loss) per common share	$1.97	(2.62)
Diluted earnings (loss) per common share	$1.97	(2.62)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months	Nine Months
	Ended	Ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income (loss)	$54,157	(62,406)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	45,967	52,000
Accretion of asset retirement obligations	2,385	2,018
Amortization of deferred financing costs	880	1,118
Stock-based compensation	4,533	3,614
Gain on sale or disposal of property, plant, and equipment	(24)	(163)
Defferred tax expense	150	-
Write-off of deferred financing costs	-	2,383
Changes in operating assets and liabilities:
Receivables	(13,022)	5,661
Inventories	(21,096)	(3,740)
Prepaid royalties and other current assets	(2,548)	(2,033)
Other assets	(289)	662
Accounts payable	(5,121)	5,958
Accrued salaries, wages, and employee benefits	3,373	2,107
Accrued taxes	(269)	(1,265)
Other current liabilities	(3,025)	6,327
Workers' compensation benefits	2,230	1,828
Black lung benefits	1,301	1,027
Pension obligations	1,609	(1,218)
Asset retirement obligation	(422)	(978)
Other liabilities	57	161
Net cash provided by operating activities	70,826	13,061
Cash flows from investing activities:
Additions to property, plant, and equipment	(48,651)	(59,498)
Proceeds from sale of property, plant, and equipment	61	1,108
Net cash used in investing activities	(48,590)	(58,390)
Cash flows from financing activities:
Borrowings under Revolver	12,500	21,500
Repayments under Revolver	(30,500)	(8,500)
Repayment of long-term debt	-	(22,025)
Net proceeds from issuance of common stock	-	93,955
Debt issuance costs	-	(486)
Proceeds from exercise of stock option	75	542
Net cash provided by (used in) financing activities	(17,925)	84,986
Increase (decrease) in cash	4,311	39,657
Cash at beginning of period	3,324	5,413
Cash at end of period	$7,635	45,070

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

EBITDA is a measure used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in several of the covenants in our senior secured credit facilities.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

Cash margin per ton is an additional measure used by management to better measure our operating performance.  Cash margin per ton is a measure to evaluate a company's profitability from produced tons sold.  Cash margin per ton is defined as gross profit or loss plus depreciation, depletion and amortization divided by tons sold for the period.

EBITDA, Adjusted EBITDA and cash margin are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and cash margin may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Net income (loss)	$9,808	(21,712)	54,157	(62,406)
Income tax expense	438	-	1,517	-
Interest expense	3,923	4,625	11,790	13,700
Interest income	(5)	(55)	(55)	(317)
Depreciation, depletion, and amortization	15,572	17,158	45,967	52,000
EBITDA (before adjustments)	$29,736	16	113,376	2,977
Other adjustments specified
in our current debt agreement:
Charges associated with repayment of debt	-	4,223	-	7,236
Other adjustments	3,433	2,860	10,023	7,561
Adjusted EBITDA	$33,169	7,099	123,399	17,774